Exhibit 99.1

USDA APPROVES CATTLELOG AGE AND SOURCE VERIFICATION

PROGRAM AS PROCESS VERIFIED PROGRAM

SEBASTIAN, Fla., September 13, 2005 — eMerge Interactive, Inc. (Nasdaq: EMRG), a technology company focusing on the agricultural, foodservice and healthcare industries, today announced that its CattleLog Age and Source Verification Program has been approved by the USDA as a Process Verified Program.

David C. Warren, President and CEO of eMerge Interactive, commented: “We are pleased that the USDA has approved our CattleLog Age and Source Process Verification Program. Age and source information is the next frontier for animal information tracking, and there is a significant need for animal information verification programs that include documented, auditable standards. We believe that the CattleLog Age and Source Verification Program can serve as the standard for all producers who wish to participate in one of the many new age or source verification programs, including the Japanese Beef Export Verification Program.”

CattleLog customers should realize many benefits from the CattleLog Age and Source Verification Program, including simplified inclusion of CattleLog data into their own documented processes and procedures. Heather Donley, Director of Quality Assurance for the Beef Marketing Group Coop, Inc., explained: “The CattleLog Age and Source Verification Program, when combined with the CattleLog Pro data collection system and CattleLog database, makes procuring cattle for USDA Quality Systems Assessment Programs much simpler. After adopting CattleLog, we realized an immediate savings in time and internal efforts which provided direct reductions in our operational costs.”

Initially approved by the USDA in December 2003, the CattleLog Process Verified Program operated through August 2005, at which time it was replaced by the new CattleLog Age and Source Verification Program. Significant updates have been made to the program to ensure it is more closely aligned with the needs of CattleLog customers and the beef industry as a whole. As one of a select few USDA-approved Process Verified Programs with age and source verification capabilities, CattleLog is already being used by some customers in their Quality Systems Assessment (QSA) programs in order to qualify cattle for export to Japan when that market reopens.

About eMerge Interactive

eMerge Interactive, Inc. is a technology company focusing on the agricultural, foodservice and healthcare industries. The Company is developing a broad portfolio of innovative products, including VerifEYE™, HandScan™, Solo™ and CIS contamination detection systems, for use in restaurants, nursing homes, hospitals and food processors. The Company’s agricultural products include CattleLog™, a USDA-approved Process Verified Program providing individual-animal data collection and reporting that enables livestock tracking, verification and branding. For more information about eMerge Interactive, including the risks and uncertainties associated with our business, and to view our filings with the Securities and Exchange Commission, please visit www.emergeinteractive.com.

About the USDA Process Verified Program

The USDA Process Verified Program provides suppliers of agricultural products or services the opportunity to assure customers of their ability to provide consistent quality products or services. This is accomplished by having their documented manufacturing or service delivery processes verified through independent, third party audits. The USDA Process Verified Program uses the International Organization for Standardization’s ISO 9000 series standards for documented quality management systems as a format for evaluating program documentation to ensure consistent auditing practices and promote international recognition of audit results. For more information about the USDA Process Verified Program, please visit http://processverified.usda.gov.

For additional information regarding this press release please contact Bob Drury, eMerge Interactive Chief Financial Officer, at (772) 581-9741.

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This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements containing words such as “anticipates,” “believes,” “expects,” “intends,” “may,” “will” and words of similar meaning. These statements involve various risks and uncertainties. A number of factors could cause actual results to differ materially from those described in these forward-looking statements, including: our ability to grow revenue and margins; our ability to implement our business strategy; the impact of competition on pricing; the impact of litigation; general economic conditions; the acceptance by beef processors and other potential customers of our products and services; the availability and size of export markets for US beef; the requirements for verification of beef for export markets; and those factors set forth from time to time in our other public filings and public statements. Readers of this release are cautioned to consider these risks and uncertainties and to not place undue reliance on these forward-looking statements.

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